                                                                     EXHIBIT 4.7
                           PROMISSORY NOTE (SECURED)
                           ------------------------
$3,760,000                                                        April 30, 1997


     FOR VALUE RECEIVED, the undersigned, CORINTHIAN PROPERTY GROUP, INC., a Florida corporation ("Borrower"), promises to pay to the order of BANC ONE
                      --------
CAPITAL PARTNERS VI, LTD., an Ohio limited liability company with a principal place of business at 150 East Gay Street, 24th Floor, Columbus, Ohio 43215 ("Lender"), to the account set forth in Section 2(d) below or at such other
  ------                                -----------
place as Lender may from time to time direct, the principal sum of THREE MILLION SEVEN HUNDRED SIXTY THOUSAND DOLLARS ($3,760,000), on or before the Maturity Date (as defined below), together with interest thereon, all as hereinafter provided. Interest shall be computed and accrue on the principal amount hereof from time to time outstanding from the date advanced to the date of payment at a rate per annum equal to the Interest Rate (as defined below).

     1.   Definitions. In addition to terms defined elsewhere in this Note, the
          -----------
following terms shall have the following definitions:

          (a)  "Accelerated Amortization" shall mean monthly payments
                ------------------------
(commencing on the first day of the Loan Month following the Loan Month in which an election has been made by Lender pursuant to Section 2(b), below) of the
                                                ------------
remaining principal of the Loan on an amortization schedule based upon an interest rate at the Base Rate and an assumed term of twenty-four (24) months.

          (b)  "Advance" shall mean an advance by Lender to Borrower in
                -------
accordance with this Note, the Mortgages or the Loan Agreement.

          (c)  "Base Rate" shall mean 10.95% per annum.
                ---------

          (d)  "Business Day" shall mean any day other than a Saturday, Sunday
                ------------
or legal holiday on which commercial banks are authorized or required to be closed in Columbus, Ohio.

          (e)  "Default Rate" shall mean a rate per annum equal to the lesser of
                ------------
(i) four percent (4%) per annum plus the Base Rate, and (ii) the Maximum Rate.

          (f)  "Event of Default" shall mean (i) the failure by Borrower to pay
                ----------------
any installment of principal or interest under this Note within five (5) days following the due date thereof, (ii) the failure by Borrower to pay all sums owed to Lender under this Note and every Loan Document on or before the Maturity Date, or (iii) the occurrence of any Event of Default under the Loan Agreement, the Mortgages or any other Loan Document.

          (g)  "Dollars" and the symbol "$" shall mean lawful money of the
                -------                  -
United States of America.

          (h)  "Interest Rate" shall mean the lesser of (i) the Maximum Rate,
                -------------
and (ii) the Base Rate or the Default Rate, as applicable, from time to time in effect hereunder.

          (i)  "Loan" shall mean the loan from Lender to Borrower evidenced by
                ----
this Note and by the Loan Agreement.

          (j)  "Loan Agreement" shall mean that certain Loan Agreement of even
                --------------
date herewith by and between Lender and Borrower which, together with this Note, evidences the Loan.

          (k)  "Loan Documents" shall have the meaning set forth in the Loan
                --------------
Agreement.

          (l)  "Loan Month" shall mean May, 1997 and any full calendar month
                ----------
during the term of this Note thereafter.

          (m)  "Maturity Date" shall mean the earliest to occur of: (i) April
                -------------
30, 2007; (ii) if Lender has made an election pursuant to Section 2(b), below,
                                                          ------------
the date which is the last day of the month which is the twenty-fourth (24th) Loan Month following the Loan Month in which an election has been made by Lender pursuant to Section 2(b), below; (iii) such date as Lender may, in its
            ------------
discretion, designate in writing as the Maturity Date if the Base Rate should at any time exceed the Maximum Rate; or (iv) the date on which the entire principal amount evidenced by this Note and all accrued and unpaid interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise in accordance with the terms of this Note or any of the Loan Documents.

          (n)  "Maximum Rate" shall mean the maximum interest rate allowed by
                ------------
applicable law in effect with respect to the Loan on the date for which a determination of interest accrued hereunder is made and after taking into account all fees, payments and other charges which are, under applicable law, characterized as interest.

          (o)  "Mortgages" shall have the meaning set forth in the Loan
                ---------
Agreement.

          (p)  "Premises" shall have the meaning set forth in the Loan
                --------
Agreement.

          (q)  "Prepayment Fee" shall mean an amount equal to the greater (as
                --------------
calculated by the Lender) of:

          (i) The present value (discounted at the Treasury Rate as hereinafter defined), of the excess (if any) obtained by subtracting the effective annual compounded yield (at the time of prepayment) of United States Treasury Issues (other than so-called "flower bonds") with maturity dates that match, as closely as possible, the original Maturity Date of April 30, 2007 (the "Treasury Rate") from the effective annual compounded yield of this Note, multiplied by the outstanding principal balance (at the time of prepayment) of this Note, multiplied by the number of years (and any fraction thereof) remaining between the date of prepayment and such original Maturity Date (such amount shall be computed as if the amount determined in accordance with the provisions of this subsection were paid in equal monthly installments after the date of such prepayment through such original Maturity Date); or

          (ii) One percent (1%) of the outstanding principal balance (at the time of prepayment) of this Note unless the provisions of Section
                                                                         -------
               4(d), below, are applicable in which case, five percent (5%) of
               ----
               the outstanding principal balance (at the time of prepayment) of this Note.

          (r)  "Property" shall have the meaning set forth in the Loan
                --------
               Agreement.

          (s)  "Prudential Payoff" shall mean the payment in full of all
                -----------------
indebtedness of Corinthian Colleges, Inc. owing to Prudential Insurance Company pursuant to that certain Note Purchase and Revolving Credit Agreement dated as of October l7, l996, as amended.

     2.   Payment of Interest and Principal.
          ---------------------------------

          (a) Commencing on June 1, 1997 and on the first day of each Loan Month thereafter, Borrower shall pay to Lender (i) interest at the Interest Rate on the principal amount hereof then outstanding; and (ii) installments of principal for each Loan Month in the amounts set forth on Exhibit A attached
                                                          ---------
hereto, which monthly installments are calculated to be equal to the amount which would be sufficient to amortize the principal balance of this Note over a fifteen (15) year term commencing on the date hereof (or the remainder of said term at the time of each such monthly payment), with interest accruing thereon at the Base Rate, subject to Lender's right to elect Accelerated Amortization as set forth in Section 2(b), below.
             ------------

          (b) Anything herein to the contrary notwithstanding, in the event of a Prudential Payoff, Lender, at its election, may accelerate the maturity of the Loan and require the payment by Borrower of Accelerated Amortization by providing Borrower with written notice of such election within thirty (30) days after Lender has received notice of such Prudential Payoff. In such event, the Maturity Date shall be the date which is the last day of the month which is the twenty-fourth (24th) Loan Month following the Loan Month in which such election has been made.

          (c) The entire outstanding principal amount of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date. Borrower acknowledges and agrees that a substantial portion of the principal balance evidenced by this Note may be outstanding and due and payable on the Maturity Date.

          (d) All payments hereunder shall be made by electronic fund transfer debit transactions of immediately available federal funds without set-off or counterclaim and shall be made to the following account of Lender prior to l:30 p.m., Eastern Standard Time, on the date due:

               Bank One, Columbus, NA
               Columbus, Ohio
               ABA #044000037
               Banc One Capital Funding Corporation
               Account #986603080
               Clearing Account

Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the calculation of interest on such principal. Any payments received after 2:30 p.m., Eastern Standard Time shall be deemed received on the next Business Day and shall include interest to such next Business Day.

          (e) All interest required to be paid by Borrower hereunder shall be calculated on the basis of a year consisting of 360 days and shall be paid in arrears for the actual number of days elapsed, calculated as to each Advance from and including the date the applicable period commences to, but not including, the date such period ends.

          (f) If any regular monthly installment of principal and interest shall not be paid at the place required under this Note on or before the fifth
(5th) day following the due date thereof, Borrower shall pay to Lender a late charge (the "Late Charge") of four cents ($0.04) for each Dollar so overdue in order to compensate Lender for its frustration in the meeting of its financial and loan commitments and to defray part of Lender's expenses incident to handling such delinquent payments. This charge shall be in addition to any other remedy Lender may have and is in addition to Lender's right to collect reasonable fees and charges of any agents or attorneys which Lender employs in connection with any Event of Default. To the extent that any Late Charge shall constitute interest under applicable law, the amount thereof, together with all other interest hereunder and under the Loan Documents, shall be expressly limited to the Maximum Rate. Nothing herein contained shall be deemed to constitute a waiver or modification of the due date for such installments or any deposits required to be made hereunder or under any of the Loan Documents or the requirement that Borrower make all payments of installments and deposits as and when the same are due and payable. In addition, Borrower shall pay to Lender interest at the Default Rate on (i) any part of any regular monthly installment of principal and interest which is not paid on or before the fifth (5th) day following the due date thereof, and (ii) any other amounts owed to Lender hereunder or under any Loan Document which are not paid on or before the fifth (5th) day following the due date thereof; such interest at the Default Rate shall be calculated from the date the payment in question became due to the date such payment is made.

          (g) If at any time the Base Rate exceeds the Maximum Rate and the Interest Rate is reduced to the Maximum Rate, any subsequent reductions in the Base Rate to a level which is less than the Maximum Rate shall not reduce the Interest Rate below the Maximum Rate unless and until the total amount of the interest accrued and actually paid on this Note equals the amount of interest which would have been paid or accrued if the Interest Rate had at all times been equal to the Base Rate.

          (h) All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing pertaining to the Loan exceed the Maximum Rate. If from any circumstances whatsoever fulfillment of any provision hereof or any of such other agreements shall cause the amount paid to exceed the Maximum Rate, then ipso facto, the amount paid to Lender shall be reduced to the Maximum Rate, and if from any such circumstances Lender shall ever receive interest which exceeds the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full, so that the actual rate of interest on account of such indebtedness does not exceed the Maximum Rate throughout the term thereof, (ii) be characterized as a fee, expense or charge other than interest; and (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this Subsection 2(h) shall control and supersede every other
                   --------------
provision of all agreements between Lender and Borrower.

          (i) Except as otherwise expressly provided in this Note, the Loan Agreement or the Mortgages, each payment received by Lender shall be applied by Lender to amounts outstanding under the Loan Documents in such order and priority as Lender may elect in its sole and absolute discretion; provided, however, that if at the time of any payment there is due and payable any portion of the principal balance of this Note and sums not constituting repayment of principal, then such payment shall first be allocated to sums not constituting repayment of principal (in such order of priority as among the various obligations constituting such sums as Lender may elect in its sole and absolute discretion) before Lender applies such payments to the reduction of the outstanding principal balance of this Note.

     3.   Advances. The proceeds of the Loan have been advanced as follows:
          --------

          (a) On the date hereof, Lender has advanced to or for the benefit of Borrower the sum of THREE MILLION SEVEN HUNDRED SIXTY THOUSAND DOLLARS ($3,760,000), and Borrower hereby acknowledges its receipt of said funds.

          (b)  Intentionally Omitted.
               ---------------------

     4.   Prepayment. Except as set forth in Article 7 of the Loan Agreement,
          ----------
the Loan may not be prepaid, in whole or in part, at any time during the term hereof, except as expressly set forth below.

          (a) Prepayment in full of the Loan is permitted at any time on or after May 1, 2000 and prior to the Maturity Date; provided, however, that upon any such prepayment in full which is made on or before March 3l, 2007, Borrower shall also pay Lender the Prepayment Fee. Any prepayment in full which is made on or after April 1, 2007 shall not be subject to the Prepayment Fee. The Prepayment Fee is in consideration for the privilege of making such prepayment, and shall be paid to Lender simultaneously with the making of the prepayment. The Prepayment Fee shall not apply to (i) payments made pursuant to Subsection
                                                                    ----------
2(b) hereof, and (ii) prepayment in part or in full made pursuant to Section 2.5
---                                                                  -----------
of the Mortgages or Article 6 or Section 7.l of the Loan Agreement. Any such
                    ---------    -----------
prepayment permitted hereunder and made by Borrower shall be applied to the repayment of the Loan in accordance with Subsection 2(i) of this Note; provided
                                         --------------
however, that any sums applied to the principal balance of this Note shall be so applied in the inverse order of maturity.

          (b)  Except for prepayment in full or in part pursuant to Section 2.5
                                                                    -----------
of the Mortgages or Article 6 or Section 7.1 of the Loan Agreement, Borrower
                    ---------    -----------
shall give Lender sixty (60) days prior written notice of a proposed prepayment, which notice shall be irrevocable. Borrower's failure to make a prepayment in full in accordance with such a written notice from Borrower to Lender, except if such failure is due solely to reasons beyond Borrower's control, shall constitute an Event of Default.

          (c) Any tender of payment by Borrower or any other party, except as expressly set forth in this Section 4, shall constitute a prohibited prepayment
                            ---------
hereunder.

          (d) If an Event of Default shall occur, whether or not the maturity of this Note has been accelerated, then a tender of payment by Borrower, or by any entity on behalf of Borrower, of the amount necessary to satisfy all sums due under this Note and the Loan Documents (including, without limitation, any sums due on any judgment rendered in any foreclosure action, or any amounts necessary to redeem the property subject to the Loan Documents) made at a time prior to, during or after a judicial foreclosure or a sale pursuant to the exercise of a power of sale of the property subject to the Loan Documents, must, to the extent permitted by law and subject to the provisions of Subsection 2(h)
                                                                --------------
of this Note, be accompanied
by the Prepayment Fee. Borrower acknowledges that Lender has relied upon the anticipated investment return under this Note in entering into this transaction and in making commitments to third parties.

          (e) Borrower acknowledges that the Prepayment Fee represents a reasonable estimate of a fair and equitable compensation for the loss that may be sustained by Lender due to the prepayment of the principal sum evidenced by this Note. The Prepayment Fee shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under the Loan Documents. Nothing herein contained shall constitute an agreement on the part of Lender to accept any prepayment, other than as expressly provided in Subsection
                                                                     ----------
4(a) above.
----

     5.   Default. Upon the occurrence of any Event of Default, the principal
          -------
amount of the Loan, together with all accrued interest thereon and all amounts due and payable hereunder (including the Prepayment Fee, if applicable) shall immediately become due and payable on demand. If this Note, or any part hereof, is not paid when due, whether by acceleration or otherwise, Borrower promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and disbursements, incurred by the holder hereof on account of such collection, whether or not suit is filed hereon. Additionally, after the Maturity Date, the Interest Rate shall without notice immediately become the Default Rate.

     6.   Notices. All notices, demands and requests required or desired to be
          -------
given hereunder shall be in writing and shall be delivered in person, or by overnight courier addressed as follows:

     To the Borrower:

          Corinthian Property Group, Inc.
          6 Hutton Centre
          Suite 400
          Santa Ana, California 92707-5764

     with a copy to:

          O'Melveny & Myers LLP
          610 Newport Center Drive
          Suite 1700
          Newport Beach, California 92660-6429
          Attn:  David A. Krinsky, Esq.

     To Lender:

          Banc One Capital Partners VI, Ltd.
          150 East Gay Street, 24th Floor
          Columbus, Ohio 43215
          Attn:  Ronald L. Callentine

     with a copy to:

          Banc One Capital Corporation
          150 East Gay Street, 24th Floor
          Columbus, Ohio 43215
          Attn:  Kenneth J. Krebs, Esq.

or at such other addresses or to the attention of such other persons as may from time to time be designated by the party to be addressed by written notice to the other in the manner herein provided. Notices, demands and requests given in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder when received or when delivery is refused or when the same are returned to sender for failure to be called for.

     7.   Governing Law. This Note was negotiated in the State of Ohio, accepted
          -------------
by Lender in the State of Ohio, and the proceeds of the Loan evidenced hereby were or are to be disbursed by Lender from the State of Ohio. Borrower and Lender agree that the State of Ohio has a substantial relationship to the transaction evidenced hereby and agree that this Note and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to principles of conflicts of law).

     8.   Waiver. Borrower hereby (a) waives demand, presentment for payment,
          ------
notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest and all other notice (except notice specifically provided for herein or in the Loan Documents), filing of suit and diligence in collecting this Note or enforcing any of the security for this Note, (b) agrees to any substitution, exchange or release of any party primarily or secondarily liable hereon, (c) agrees that Lender or any other holder hereof shall not be required first to institute suit or exhaust its remedies hereon or to enforce its rights under any Loan Document in order to enforce payment of this Note, (d) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Borrower, and
(e) agrees that the failure to exercise any option or election herein provided upon the occurrence of any default in respect hereto shall not be construed as a waiver of the right to exercise such option or election at any later date or upon the occurrence of a subsequent default in respect hereto.

     9.   Business Purpose. Borrower represents and warrants that the proceeds
          ----------------
of this Note will be used for business purposes and not for personal, family or household purposes.

     10.  Severability. If any provision of this Note or any payments pursuant
          ------------
to this Note shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by applicable law.

     11.  Miscellaneous.
          -------------

          (a) BORROWER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER, AND BORROWER ACKNOWLEDGES THAT LENDER HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY BORROWER, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

          (b) Borrower hereby submits to personal jurisdiction in the State of Ohio for the enforcement of the provisions of this Note and irrevocably waives any and all rights to object to such to such jurisdiction for the purposes of litigation to enforce any provision of this Note. Borrower hereby consents to the jurisdiction of and agrees that any action, suit or proceeding to enforce this Note may be brought in any state or federal court in the State of Ohio. Borrower hereby irrevocably waives any objection which Borrower may have to the laying of the venue of any such action, suit, or proceeding in any such court and hereby further irrevocably waives any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Borrower hereby appoints the Secretary of the State of Ohio as its agent for service of process. Borrower hereby consents that service of process in any action, suit or proceeding may be made by service upon the aforesaid agent for service of process, by personal service upon Borrower, or by delivery in accordance with the notice requirements of Section 6 of this Note or in such
                                           ---------
other manner permitted by law.

          (c) This Note shall be binding upon Borrower and its representatives, successors and assigns.

          (d) This Note may not be changed orally, but only by an agreement in writing signed by Borrower and Lender.

          (e) The headings used in this Note are for ease of reference only and shall not be used to construe or interpret this Note.

          (f) Borrower agrees that the terms and conditions of this Note are the result of negotiations between Borrower and Lender and that this Note shall not be construed in favor of or against any party by reason of the extent to which any party or its professionals participated in the preparation of this Note.

     12.  Limitation on Liability.
          -----------------------

          (a) Subject to the limitations and exceptions contained in subsections (b), (c), (d) and (e) below, neither Borrower nor any Guarantor shall have any personal recourse liability for amounts owing under this Note or any of the other Loan Documents and no deficiency judgment therefor shall be enforced against Borrower or any Guarantor. Lender's recourse for such amounts shall, subject to the limitations and exceptions contained in subsections (b),
(c), (d) and (e) below, be limited to the collateral and security provided under the Loan Documents.

          (b) A judgment may be sought, obtained, entered and enforced against Borrower or any Guarantor to the extent necessary to preserve or enforce the rights and remedies of Lender in, to or against the collateral and security provided under the Loan Documents, and nothing contained in this Section 12
                                                                 ----------
shall be construed to limit, prejudice or impair the rights of Lender to enforce its rights and remedies against any real and personal property mortgaged, pledged, encumbered, assigned or granted to secure payment or performance under this Note, the Loan Agreement and the other Loan Documents. Notwithstanding anything to the contrary herein or elsewhere Lender shall, to the fullest extent permitted by law, be entitled to injunctive relief and to specific performance.

          (c) Anything contained herein or elsewhere to the contrary notwithstanding, Borrower or any Guarantor shall be liable to Lender, without limitation, for Lender's harm, loss (including lost interest and principal on the Loan), damage, costs and expenses (including Lender's reasonable attorneys' fees and collection costs) arising out of or in connection with any of the following circumstances:

          1) any misapplication or misappropriation of any insurance or condemnation proceeds;

          2) revenues collected after an Event of Default has occurred and not properly applied to the Loan or normal operating expenses of the Properties;

          3) any waste respecting all or any part of any Property or any other collateral;

          4) real estate taxes or Impositions, if any, and insurance premiums with respect to any Property;

          5)   fraud in connection with the Loan or any Loan Document;

          6) any material breach of any representation or warranty made in connection with the Loan known by Borrower or any Guarantor to have been false when made, or deemed made specifically including any material misrepresentation or inaccuracy contained in any financial statement or other document provided to Lender pursuant to Section 4.1.J of the Loan Agreement known by Borrower or any
                  -------------
               Guarantor to have been false or inaccurate when provided;

          7) any costs incurred in order to bring any Premises into compliance with the accessibility provisions of the Fair Housing Act of 1988 and the Americans with Disabilities Act unless and to the extent the Premises were not in compliance with such provisions as of the date hereof;

          8)   rents collected more than one month in advance;

          9) any destruction of any Property or any part thereof in or from an uninsured or underinsured casualty for which Borrower was required to obtain insurance under the Loan Agreement; or

          10)  any breach of any of the terms and provisions of Section 2.10
                                                                ------------
               (Environmental Matters) of any Mortgage.

          (d) In the event of any filing by Borrower of any voluntary petition under the Bankruptcy Code, or the taking by Borrower of any comparable action under any federal or state law; or the filing of any involuntary petition under the Bankruptcy Code against Borrower or the taking of comparable action under any federal or state law against Borrower by any affiliate of Borrower the Loan shall become fully recourse.

          (e)  Nothing contained in this Section 12 shall be construed to
                                         ----------
release Borrower or any Loan Party (as defined in the Loan Agreement) from liability under the indemnifications contained in Section 2.10 (Environmental
                                                  ------------
Matters) of any Mortgage, in the Limited Guaranty and in the Environmental Indemnity (each as defined in the Loan Agreement).

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal by its duly authorized representative as of the date and year first above written.

                                        Corinthian Property Group, Inc.,
                                        a Florida corporation


                                        By: /s/ Frank J. McCord
                                           -------------------------------------
                                        Name: FRANK J. MCCORD
                                             -----------------------------------
                                        Title: VP & TREASURER

                                   EXHIBIT A

                      BOCP VI Loan Amortization Schedule

NAME:                         CORINTHIAN COLLEGES, INC.

LOAN AMOUNT             $3,760,000.00              INTEREST RATE:              10.95%            PAYMENT AMOUNT:   $ 42,618.07
PAYMENT BEGINS:             01-JUN-97              MATURITY DATE:           30-APR-07            INTEREST BASIS           360 ACTUAL
AMORTIZATION PERIOD                15                                                                                     360 ACTUAL

                                                        PRINCIPAL          TOTAL         TOTAL           INTEREST
PAYMENT DUE DATES       INTEREST       PRINCIPAL         BALANCE          INTEREST     PRINCIPAL         PER DIEM    DAYS/MTH
-----------------       --------       ---------         -------          --------     ---------         ---------   --------
        01-JUN-97      $ 34,310.00      8,308.07      $3,751,691.93    $ 34,310.00     $ 8,308.07        $1,143.67         30
JULY                     34,234.19      8,383.88       3,743,308.06      68,544.19      16,691.94         1,141.14         30
AUGUST                   34,157.69      8,460.38       3,734,847.68     102,701.87      25,152.32         1,138.59         30
SEPTEMBER                34,080.49      8,537.58       3,726,310.09     136,782.36      33,689.91         1,136.02         30
OCTOBER                  34,002.58      8,615.49       3,717,694.61     170,784.94      42,305.39         1,133.42         30
NOVEMBER                 33,923.96      8,694.10       3,709,000.51     204,708.90      50,999.49         1,130.80         30
DECEMBER                 33,844.63      8,773.44       3,700,227.07     238,553.53      59,772.93         1,128.15         30
                        ----------    ----------
                        238,553.53     59,772.93
                                      298,326.46

        01-JAN-98        33,764.57      8,853.49       3,691,373.57     272,318.10      68,626.43         1,125.49         30
FEBRUARY                 33,683.78      8,934.28       3,682,439.29     306,001.89      77,560.71         1,122.79         30
MARCH                    33,602.26      9,015.81       3,673,423.48     339,604.15      86,576.52         1,120.08         30
APRIL                    33,519.99      9,098.08       3,664,325.41     373,124.14      95,674.59         1,117.33         30
MAY                      33,436.97      9,181.10       3,655,144.31     406,561.11     104,855.69         1,114.57         30
JUNE                     33,353.19      9,264.87       3,645,879.44     439,914.30     114,120.56         1,111.77         30
JULY                     33,268.65      9,349.42       3,636,530.02     473,182.95     123,469.98         1,108.95         30
AUGUST                   33,183.34      9,434.73       3,627,095.29     506,366.28     132,904.71         1,106.11         30
SEPTEMBER                33,097.24      9,520.82       3,617,574.47     539,463.53     142,425.53         1,103.24         30
OCTOBER                  33,010.37      9,607.70       3,607,966.77     572,473.90     152,033.23         1,100.35         30
NOVEMBER                 32,922.70      9,695.37       3,598,271.40     605,396.59     161,728.60         1,097.42         30
DECEMBER                 32,834.23      9,783.84       3,588,487.56     638,230.82     171,512.44         1,094.47         30
                       -----------    ----------
                        399,677.29    111,739.51
                                      511,416.80

        01-JAN-99        32,744.95      9,873.12       3,578,614.44     670,975.77     181,385.56         1,091.50         30
FEBRUARY                 32,654.86      9,963.21       3,568,651.23     703,630.62     191,348.77         1,088.50         30
MARCH                    32,563.94     10,054.12       3,558,597.11     736,194.57     201,402.89         1,085.46         30
APRIL                    32,472.20     10,145.87       3,548,451.24     768,666.77     211,548.76         1,082.41         30
MAY                      32,379.62     10,238.45       3,538,212.79     801,046.38     221,787.21         1,079.32         30
JUNE                     32,286.19     10,331.87       3,527,880.92     833,332.57     232,119.08         1,076.21         30
JULY                     32,191.91     10,426.15       3,517,454.76     865,524.49     242,545.24         1,073.06         30
AUGUST                   32,096.77     10,521.29       3,506,933.47     897,621.26     253,066.53         1,069.89         30
SEPTEMBER                32,000.77     10,617.30       3,496,316.18     929,622.03     263,683.82         1,066.69         30
OCTOBER                  31,903.89     10,714.18       3,485,601.99     961,525.92     274,398.81         1,063.46         30
NOVEMBER                 31,806.12     10,811.95       3,474,790.05     993,332.83     285,209.95         1,060.20         30
DECEMBER                 31,707.46     10,910.61       3,463,879.45   1,025,039.49     296,120.56         1,056.92         30
                       -----------    ----------
                        386,808.67    124,608.12
                                      511,416.80

                                                        PRINCIPAL          TOTAL           TOTAL           INTEREST
PAYMENT DUE DATES       INTEREST       PRINCIPAL         BALANCE          INTEREST       PRINCIPAL         PER DIEM    DAYS/MTH
-----------------       --------       ---------         -------          --------       ---------         --------    --------
        01-JAN-00        31,607.90     11,010.17       3,452,869.28     1,056,647.39     307,130.73         1,053.60         30
FEBRUARY                 31,507.43     11,110.63       3,441,758.65     1,088,154.83     318,241.36         1,050.25         30
MARCH                    31,406.05     11,212.02       3,430,546.63     1,119,560.87     329,453.38         1,046.87         30
APRIL                    31,303.74     11,314.33       3,419,232.30     1,150,864.61     340,767.71         1,043.46         30
MAY                      31,200.49     11,417.57       3,407,814.73     1,182,065.11     352,185.28         1,040.02         30
JUNE                     31,096.31     11,521.76       3,396,292.97     1,213,161.42     363,707.04         1,036.54         30
JULY                     30,991.17     11,626.89       3,384,666.08     1,244,152.59     375,333.93         1,033.04         30
AUGUST                   30,885.06     11,732.99       3,372,933.09     1,275,037.67     387,066.92         1,029.50         30
SEPTEMBER                30,778.01     11,840.05       3,361,093.04     1,305,815.68     398,906.97         1,025.93         30
OCTOBER                  30,669.97     11,948.09       3,349,144.95     1,336,485.65     410,855.06         1,022.33         30
NOVEMBER                 30,560.95     12,057.12       3,337,087.83     1,367,046.60     422,912.18         1,018.70         30
DECEMBER                 30,450.93     12,167.14       3,324,920.69     1,397,497.53     435,079.32         1,015.03         30
                        ----------    ----------
                        372,458.04    138,958.76
                                      511,416.80

        01-JAN-01        30,339.90     12,278.16       3,312,642.52     1,427,837.43     447,357.49         1,011.33         30
FEBRUARY                 30,227.86     12,390.20       3,300,252.32     1,458,065.29     459,747.69         1,007.60         30
MARCH                    30,114.80     12,503.26       3,287,749.06     1,488,180.10     472,250.95         1,003.83         30
APRIL                    30,000.71     12,617.36       3,275,131.70     1,518,180.81     484,868.31         1,000.02         30
MAY                      29,885.58     12,732.49       3,262,399.21     1,548,066.38     497,600 80           996.19         30
JUNE                     29,769.39     12,848.67       3,249,550.54     1,577,835.78     510,449.47           992.31         30
JULY                     29,652.15     12,965.92       3,236,584.62     1,607,487.92     523,415.39           988.40         30
AUGUST                   29,533.83     13,084.23       3,223,500.39     1,637,021.76     536,499.62           984.46         30
SEPTEMBER                29,414.44     13,203.63       3,210,296.76     1,666,436.20     549,703.25           980.48         30
OCTOBER                  29,293.96     13,324.11       3,196,972.66     1,695,730.16     563,027.35           976.47         30
NOVEMBER                 29,172.38     13,445.69       3,183,526.96     1,724,902.53     576,473.05           972.41         30
DECEMBER                 29,049.68     13,568.38       3,169,958.58     1,753,952.22     590,041.43           968.32         30
                        ----------   -----------
                        356,454.69    154,962.11
                                      511,416.80


        01-JAN-02        28,925.87     13,692.19       3,156,266.39     1,782,878.09     603,733.62           964.20         30
FEBRUARY                 28,800.93     13,817.14       3,142,449.25     1,811,679.02     617,550.76           960.03         30
MARCH                    28,674.85     13,943.22       3,128,506.04     1,840,353.87     631,493.97           955.83         30
APRIL                    28,547.62     14,070.45       3,114,435.59     1,868,901.49     645,564.42           951.59         30
MAY                      28,419.22     14,198.84       3,100,236.75     1,897,320.71     659,763.26           947.31         30
JUNE                     28,289.66     14,328.41       3,085,908.34     1,925,610.37     674,091.67           942.99         30
JULY                     28,158.91     14,459.15       3,071,449.19     1,953,769.29     688,550.82           938.63         30
AUGUST                   28,026.97     14,591.09       3,056,858.09     1,981,796.26     703,141.92           934.23         30
SEPTEMBER                27,893.83     14,724.24       3,042,133.86     2,009,690.09     717,866.15           929.79         30
OCTOBER                  27,759.47     14,858.59       3,027,275.26     2,037,449.56     732,724.75           925.32         30
NOVEMBER                 27,623.89     14,994.18       3,012,281.08     2,065,073.45     747,718.93           920.80         30
DECEMBER                 27,487.06     15,131.00       2,997,150.08     2,092,560.51     762,849.93           916.24         30
                        ----------    ----------
                        338,608.30    172,808.50
                                      511,416.80

                                                    PRINCIPAL           TOTAL           TOTAL     INTEREST
PAYMENT DUE DATES     INTEREST      PRINCIPAL        BALANCE          INTEREST        PRINCIPAL   PER DIEM  DAYS/MTH
-----------------     --------      ---------        -------          --------        ---------   --------  --------
        01-JAN-03     27,348.99     15,269.07      2,981,881.81     2,119,909.51      778,119.00    911.63     30
FEBRUARY              27,209.66     15,408.40      2,966,472.61     2,147,119.17      793,527.40    906.99     30
MARCH                 27,069.06     15,549.O0      2,950,923.60     2,174,188.23      809,076.41    902.30     30
APRIL                 26,927.18     15,690.89      2,935,232.72     2,201,115.41      824,767.29    897.57     30
MAY                   26,784.00     15,834.07      2,919,398.65     2,227,899.41      840,601.36    892.80     30
JUNE                  26,639.51     15,978.55      2,903,420.10     2,254,538.92      856,579.91    887.98     30
JULY                  26,493.71     16,124.36      2,887,295.74     2,281,032.63      872,704.27    883.12     30
AUGUST                26,346.57     16,271.49      2,871,024.24     2,307,379.20      888,975.77    878.22     30
SEPTEMBER             26,198.10     16,419.97      2,854,684.27     2,333,577.30      905,395.74    873.27     30
OCTOBER               26,048.26     16,569.80      2,838,034.47     2,359,625.57      921,965.54    868.28     30
NOVEMBER              25,897.06     16,721.00      2,821,313.47     2,385,522.63      938,686.54    863.24     30
DECEMBER              25 744.49     16,873.58      2,804,439.89     2,411,267.12      955,560.12    858.15     30
                     ----------     ---------
                     318,706.60    192,710.19
                                   511,416.80



        01-JAN-04     25,590.51     17,027.55      2,787,412.34     2,436,857.63      972,587.67    853.02     30
FEBRUARY              25,435.14     17,182.93      2,770,229.41     2,462,292.77      989,770.60    847.84     30
MARCH                 25,278.34     17,339.72      2,752,889.69     2,487,571.11    1,007,110.32    842.61     30
APRIL                 25,120.12     17,497.95      2,735,391.74     2,512,691.23    1,024,608.27    837.34     30
MAY                   24,960.45     17,657.62      2,717,734.12     2,537,651.68    1,042,265.89    832.01     30
JUNE                  24,799.32     17,818.74      2,699,915.38     2,562,451.00    1,060,084.63    826.64     30
JULY                  24,636.73     17,981.34      2,681,934.04     2,587,087.73    1,078,065.97    821.22     30
AUGUST                24,472.65     18,145.42      2,663,788.62     2,611,560.38    1,096,211.39    815.75     30
SEPTEMBER             24,307.07     18,311.00      2,645,477.63     2,635,867.45    1,114,522.38    810.24     30
OCTOBER               24,139.98     18,478.08      2,626,999.54     2,660,007.43    1,133,000.47    804.67     30
NOVEMBER              23,971.37     18,646.70      2,608,352.85     2,683,978.80    1,151,647.16    799.05     30
DECEMBER              23 801.22     18,816.85      2,589,536.80     2,707,780.02    1,170,464.01    793.37     30
                      ---------     ---------
                     296,512.91    214,903.89
                                   511,416.80

        01-JAN-05     23,629.52     18,988.55      2,570,547.45     2,731,409.54    1,189,452.56    787.65     30
FEBRUARY              23,456.25     19,161.82      2,551,385.63     2,754,865.78    1,208,614.38    781.87     30
MARCH                 23,281.39     19,336.67      2,532,048.96     2,778,147.18    1,227,951.05    776.05     30
APRIL                 23,104.95     19,513.12      2,512,535.84     2,801,252.13    1,247,464.17    770.16     30
MAY                   22,926.89     19,691.18      2,492,844.66     2,824,179.81    1,267,155.35    764.23     30
JUNE                  22,747.21     19,870.86      2,472,973.80     2,846,926.22    1,287,026.21    758.24     30
JULY                  22,565.89     20,052.18      2,452,921.62     2,869,492.11    1,307,078.39    752.20     30
AUGUST                22,382.91     20,235.16      2,432,686.47     2,891,875.02    1,327,313.54    746.10     30
SEPTEMBER             22,198.26     20,419.80      2,412,266.66     2,914,073.28    1,347,733.35    739.94     30
OCTOBER               22,011.93     20,606.13      2,391,660.53     2,936,085.22    1,368,339.48    733.73     30
NOVEMBER              21,823.90     20,794.16      2,370,866.37     2,957,909.12    1,389,133.64    727.46     30
DECEMBER              21,634.16     20.983.91      2,349,882.46     2,979,543.27    1,410,117.55    721.14     30
                      ---------     ---------
                     271,763.25    239,653.54
                                   511,416.80

                                                          PRINCIPAL         TOTAL            TOTAL         INTEREST
PAYMENT DUE DATES       INTEREST          PRINCIPAL        BALANCE         INTEREST        PRINCIPAL       PER DIEM      DAYS/MTH
-----------------       --------          ---------        -------         --------        ---------       --------      --------
  01-JAN-06             21,442.68         21,175.39      2,328,707.07    3,000,985.95     1,431,292.94      714.76          30
FEBRUARY                21,249.45         21,368.61      2,307,338.45    3,022,235.40     1,452,661.56      708.32          30
MARCH                   21,054.46         21,563.60      2,285,774.85    3,043,289.87     1,474,225.16      701.82          30
APRIL                   20,857.70         21,760.37      2,264,014.48    3,064,147.56     1,495,985.53      695.26          30
MAY                     20,659.13         21,958.93      2,242,055.55    3,084,806.69     1,517,944.46      688.64          30
JUNE                    20,458.76         22,159.31      2,219,896.24    3,105,265.45     1,540,103.77      681.96          30
JULY                    20,256.55         22,361.51      2,197,534.72    3,125,522.00     1,562,465.29      675.22          30
AUGUST                  20,052.50         22,565.56      2,174,969.16    3,145,574.51     1,585,030.85      668.42          30
SEPTEMBER               19,846.59         22,771.47      2,152,197.69    3,165,421.10     1,607,802.32      661.55          30
OCTOBER                 19,638.80         22,979.26      2,129,218.43    3,185,059.91     1,630,781.58      654.63          30
NOVEMBER                19,429.12         23,188.95      2,106,029.48    3,204,489.02     1,653,970.53      647.64          30
DECEMBER                19,217.52         23,400.55      2,082,628.93    3,223,706.54     1,677,371.08      640.58          30
                       ----------         ---------
                       244,163.27        267,253.53
                                         511,416.80

       01-JAN-07        19,003.99         23,614.08      2,059,014.85    3,242,710.53     1,700,985.16      633.47          30
FEBRUARY                18,788.51         23,829.56      2,035,185.30    3,261,499.04     1,724,814.71      626.28          30
MARCH                   18,571.07         24,047.00      2,011,138.30    3,280,070.11     1,748,861.71      619.04          30
APRIL                   18,351.64         24,266.43      1,986,871.87    3,298,421.75     1,773,128.14      611.72          30
       30-APR-07        18,130.21      1,986,871.87              0.00    3,316,551.95     3,760,000.00      604.34
                    -------------    --------------
                    $   92,845.41    $ 2,082,628.93
                                     $ 2,175,474.34

GRAND TOTALS:       $3,316,551.95    $ 3,760,000.00